Exhibit 99.1

     FOR IMMEDIATE RELEASE              Contacts:
                                        Bill Chardavoyne
                                        Chief Financial Officer
                                        (310) 255-2229
                                        bchardavoyne@activision.com

                                        Kristin Mulvihill Southey
                                        Vice President, Investor Relations
                                        (310) 255-2635
                                        ksouthey@activision.com

                                        Maryanne Lataif
                                        Vice President, Corporate Communications
                                        (310) 255-2704
                                        mlataif@activision.com


                      ACTIVISION RAISES FOURTH QUARTER AND
                          FULL FISCAL YEAR 2004 OUTLOOK

               -Fourth quarter net revenue outlook increases 24%-

    -Fiscal year 2004 net revenue and earnings highest in company's history -

Santa Monica, CA - March 25, 2004 - Activision, Inc. (Nasdaq: ATVI) announced today that based on better-than-expected performance of its publishing and distribution divisions, as well as an adjustment to the company's estimated effective tax rate related to its international operations, the company is raising its outlook for the fourth quarter and full fiscal year 2004.

For the fiscal fourth quarter ending March 31, 2004, Activision expects earnings per diluted share of $0.01 on net revenues of $155 million, an increase from the company's prior outlook of a loss per share of $0.01 on net revenues of $125 million. In the fiscal fourth quarter ending March 31, 2003 the company had a loss per share of $0.06 on net revenues of $125 million.

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Activision Increases Earning Outlook

For the full fiscal year, Activision expects earnings per diluted share of $0.50, an increase of 16% year over year, and net revenues of $940 million, a 9% increase year over year. Activision's previous fiscal year outlook was $0.48 earnings per diluted share and net revenue of $910 million. The company's revised full fiscal year outlook marks the highest net revenue and earnings per share in Activision's history.

Ron Doornink, CEO of Activision Publishing, Inc., said, "Our hit holiday titles Tony Hawk's Underground, True Crime: Streets of L.A.TM and Call of DutyTM continue to perform well worldwide. We are especially pleased that Call of Duty has remained the #1 best selling PC game in terms of dollars from November 2003 through February 2004, according to NPD Intellect's U.S. PC sales report."

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $864 million for the fiscal year ended March 31, 2003.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.


The statements made in this press release that are not historical facts are "forward-looking statements". These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the Company's financial results are described in our filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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